Exhibit 8.1

List of Significant Subsidiaries of the Registrant (as of March 31, 2022)

Subsidiaries

Name of Entity	Jurisdiction of Incorporation
Phoenix Satellite Television Information Limited	BVI
Phoenix New Media (Hong Kong) Company Limited	Hong Kong
Phoenix New Media (Hong Kong) Information Technology Company Limited	Hong Kong
Fread Limited	Cayman Islands
I Game (Hong Kong) Company Limited	Hong Kong
Fenghuang On-line (Beijing) Information Technology Co., Ltd.	PRC
Beijing Fenghuang Yutian Software Technology Co., Ltd.	PRC
Fenghuang Feiyang (Beijing) New Media Information Technology Co., Ltd.	PRC
Beijing Fenghuang Borui Software Technology Co., Ltd.	PRC
Qieyiyou (Beijing) Information Technology Co., Ltd.	PRC

VIEs

Name of Entity	Jurisdiction of Incorporation
Beijing Fenghuang Ronghe Investment Co., Ltd.	PRC
Beijing Tianying Jiuzhou Network Technology Co., Ltd.	PRC
Beijing Chenhuan Technology Co., Ltd.	PRC

Subsidiaries of VIEs

Name of Entity	Jurisdiction of Incorporation
Beijing Tianying Chuangzhi Advertising Co., Ltd.	PRC
Tianjin Fenghuang Mingdao Culture Communication Co., Ltd.	PRC
Beijing Fengyu Network Technology Co., Ltd.	PRC
Beijing Fengyue Culture Technology Co., Ltd.	PRC
Fengqingyang (Beijing) Culture Transmission Co., Ltd.	PRC
Beijing Huanyou Tianxia Technology Co., Ltd.	PRC
Shanghai Meowpaw Info&Tech Co., Ltd.	PRC
Tianjin Fengying Hongda Culture Communication Co., Ltd.	PRC
Beijing Fenghuang Tianbo Network Technology Co., Ltd.	PRC
Yifeng Lianhe (Beijing) Technology Co., Ltd.	PRC
Shanghai Fengyu Video Technology Co., Ltd.	PRC